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                                                                    Exhibit 10.8


                                 AMENDMENT NO. 8

                          Dated as of October 15, 2003

               THIS AMENDMENT NO. 8 (this "Amendment") is entered into as of October 15, 2003 by and among EDUCATION FUNDING RESOURCES, LLC, (the "Issuer"), EDUCATION LENDING SERVICES, INC. (the "Master Servicer"), CRC FUNDING, LLC (as successor to CORPORATE RECEIVABLES CORPORATION) and CAFCO, LLC (as successor to CORPORATE ASSET FUNDING COMPANY, INC.) (each a "Conduit Lender"), the financial institutions party to the "Indenture" (as defined below) from time to time as Committed Lenders (each a "Committed Lender" and, together with the Conduit Lenders, the "Lenders"), CITICORP NORTH AMERICA, INC. ("CNAI") as agent for the Lenders (the "Agent") and FIFTH THIRD BANK, as indenture trustee (the "Indenture Trustee") and as eligible lender trustee (the "Eligible Lender Trustee"). Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Indenture.

                             PRELIMINARY STATEMENTS

               A. The Issuer, the Master Servicer, the Lenders, the Agent, the Indenture Trustee and the Eligible Lender Trustee are parties to that certain Indenture dated as of October 18, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture").

               B. The Issuer has requested that the Committed Lenders renew their Commitments and the Committed Lenders have agreed to renew their Commitments on the terms and conditions set forth herein.

               C. The Issuer has requested that the Lenders and the Agent amend the Indenture and the Lenders and the Agent have agreed to amend the Indenture on the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               SECTION 1. Amendments to the Indenture. Effective as of the "Amendment Effective Date" (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 2 below:

               (a) (a) Section 1.02(c) of the Indenture is hereby amended to add the following sentence at the end thereof:

               "No Defaulting Committed Lender shall be entitled to a vote or consent with respect to any Transaction Document until it has paid the amounts set forth in the preceding sentence."

               (b) The following new Section 2.07 is hereby added to the
     Indenture:

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               "SECTION 2.07. Taxes. (a) All payments made by the Issuer under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding any U.S. Federal taxes (other than Federal withholding taxes on interest), net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (collectively, the "Excluded Taxes"). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Issuer shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to the Agent's or such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section 2.07, or (ii) in the case of any "Non-U.S. Lender" (as defined in paragraph (d) of this Section 2.07), that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Issuer with respect to such Non-Excluded Taxes pursuant to this Section 2.07(a).

               (b) In addition, the Issuer shall pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, but excluding Excluded Taxes) imposed upon the Agent or such Lender that arises from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement ("Other Taxes").

               (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Issuer, within thirty (30) days thereafter the Issuer shall send to the Agent for its own account or for the account of the Agent or relevant Lender, as the case may be, a certified copy of an original official receipt received by the Issuer showing payment thereof. The Issuer agrees to indemnify the Agent and each Lender from and against the full amount of the Non-Excluded Taxes and Other Taxes arising out of this Agreement (whether directly or indirectly) imposed upon or paid by the Agent or such Lender and any liability (including penalties, interest, and expenses arising with respect thereto), whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

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               (d) Each Lender (or transferee) that is not a "U.S. Person" as defined in section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Issuer and the Agent two copies of either U.S. Internal Revenue Service form W-8BEN or form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", both a form W-8BEN and a certificate representing that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder of the Issuer (within the meaning of Section 871(h)(3)(B) of the Code) or (iii) a controlled foreign corporation related to the Issuer (within the meaning of Section 864(d)(4) of the Code), or any subsequent versions thereof or successors thereto, in all cases properly completed and duly executed by such Non-U.S. Lender, claiming complete exemption from withholding of U.S. federal income tax on all payments by the Issuer under this Agreement. Such forms shall be delivered by each Non-U.S. Lender at least (5) five Business Days before the date of the initial payment to be made pursuant to this Agreement by the Issuer to such Lender. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Issuer at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Issuer (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision in this paragraph, a Non-U.S. Lender shall not be required to deliver any subsequent form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

               (e) A Lender which is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Issuer is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Issuer (with a copy to the Agent), at the time or times prescribed by the applicable law or reasonably requested by the Issuer, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

               (f) If and to the extent that any Agent or Lender, in its sole discretion (exercised in good faith), determines that it has received or been granted a refund or remission of, or a repayment of, any Non-Excluded Taxes or Other Taxes for which it has been indemnified by the Issuer or in respect of which the Issuer has paid additional payments hereunder (including any interest paid by the relevant taxing authority or Governmental Authority with respect to such refund or other reduction), and such refund or remission has been obtained, utilized and fully retained by such Agent or Lender on an affiliated group basis, then such Agent or Lender shall pay to the Issuer an amount which such Agent or Lender determines, in its sole discretion (exercised in good faith) will leave it, after the payments, in the same after-tax position as it would have been in had the payments required under this Section 2.07 not been required to be made by the Issuer; provided however that (i) such Agent or Lender shall be the sole judge of the amount of such credit, refund, relief or remission and the date on which it is received, (ii) such Agent or

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          Lender shall not be obliged to disclose information regarding its tax affairs or tax computations, (iii) nothing herein shall interfere with such Agent's or Lender's right to manage its tax affairs in whatever manner it sees fit; and (iv) if such Agent or Lender shall subsequently determine that it has lost all or a portion of such tax refund or remission, the Issuer shall promptly remit to such Agent or Lender the amount certified by such Agent or Lender to be the amount necessary to restore it to the position it would have been in if no payment had been made pursuant to this section.

               (g) The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder."

               (c) Clause second of Section 3.03(b) of the Indenture is hereby amended and restated in its entirety as follows:

               "second, an amount equal to Servicer's Fees for the Pledged Student Loans with respect to such Settlement Period plus any Servicer's Fees not paid when due on any prior Settlement Date shall be set aside in the Collection Account and paid to the Sub-Servicers, in the amount of their respective sub-servicing fees, and to the Master Servicer in the amount provided in Section 12.16 of this Agreement;"

               (d) Clause thirteenth of Section 3.03(b) of the Indenture is hereby deleted in its entirety and references in the Indenture to clause thirteenth are hereby amended to refer to clause twelfth.

               (e) Section 4.02 of the Indenture is hereby amended and restated in its entirety as follows:

               "(a) If any Regulatory Change (including a change to Regulation
D) occurring after the date hereof:

               (A) shall subject an Affected Party to any Non-Excluded Tax or any obligation or right to make Advances or to provide funding therefor;

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of interest on the Advances), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party;

               (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;

               (D) shall impose any other condition affecting any Advance owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Advances or to provide funding therefor; or

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               (E) shall change the rate for, or the manner in which the Federal
Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

               and the result of any of the foregoing is or would be

               (x) to increase the cost to or to impose a cost on an Affected Party funding or making or maintaining any Advance, or any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement or any commitment of such Affected Party with respect to any of the foregoing;

               (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or any other Program Support Agreement, or under any Program Support Agreement with respect thereto; or

               (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under any other Program Support Agreement or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved;

               then within thirty days after demand by such Affected Party, Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction including, without limitation, all interest and penalties thereon or with respect thereto, and all out of pocket costs and expenses (including the reasonable fees and expenses of counsel in defending against the same).

               (b) Each Affected Party will promptly notify Issuer and the Agent and the Indenture Trustee of any event of which it has actual knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

               (c) In determining any amount provided for or referred to in this
Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable and which it applies on a consistent basis. Any Affected Party when making a claim under this
Section 4.02 shall submit to Issuer a statement as to such increased cost or reduced return, which statement shall, in the absence of manifest error, be conclusive and binding upon Issuer."

               (f) Section 6.01 of the Indenture is hereby amended to add the following new clause (u) at the end thereof:

               (u) Electronic Signatures. To the extent any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is evidenced by an electronic promissory note or an electronic record, or to the extent the signature of the obligor on any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is an electronic signature the Issuer has complied (and has caused the Affiliated Originator and Master Servicer to comply) with all

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regulations, standards and other requirements provided by the applicable
Guarantor or the Department relating to the validity and enforceability of such Student Loan Note, including without limitation the U.S. Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time.

               (g) Section 7.01 of the Indenture is hereby amended to add the following new clauses (q) and (r) at the end thereof:

               "(q) Demand Note. Diligently and promptly enforce its rights under the Demand Note."

               "(r) Electronic Signatures. To the extent any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is evidenced by an electronic promissory note or an electronic record, or to the extent the signature of the obligor on any Student Loan Note representing a FFELP Loan that is a Pledged Student Loan is an electronic signature, the Issuer shall (and shall cause the Affiliated Originator and Master Servicer to) comply with all regulations, standards and other requirements provided by the applicable Guarantor or the Department relating to the validity and enforceability of such Student Loan Note, including without limitation the U.S. Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time."

               (h) Section 7.03 of the Indenture is hereby amended to add the following new clause (f) at the end thereof:

               "(f) Demand Note. The Master Servicer shall maintain in full force and effect the Demand Note."

               (i) Section 9.02 of the Indenture is hereby amended to designate the existing paragraph as paragraph (a) and to insert the following paragraph (b):

               "(b) Each Lender agrees to reimburse and indemnify the Agent and its officers, directors, employees, representatives, counsel and agents (to the extent the Agent is not paid or reimbursed by the Issuer and the Master Servicer), ratably according to the respective principal amounts of the Total Outstanding Advances then held by each of them (or if the Total Outstanding Advances are equal to zero are such time, ratably in accordance with their Pro Rata Shares), (i) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Agent under this Agreement or any the Transaction Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or

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          enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Transaction Document, to the extent that the Agent is not reimbursed for such expenses by the Issuer and the Master Servicer."

               (j) Section 9.06 of the Indenture is hereby amended to designate the existing paragraph as paragraph (a) and to insert the following paragraph (b):

               "(b) The "Agent" shall include any successors to the Agent as a result of a merger, consolidation, combination, conversion, reorganization or any other transaction (or series of related transactions) in which shares of the Agent's capital stock are sold or exchanged for or converted or otherwise changed into other stock or securities, cash and/or any other property, or the sale, lease, assignment, transfer or other conveyance of a majority of the assets of the Agent in any transaction (or series of related transactions). Notwithstanding anything to the contrary in Section 9.06(a) and
          Section 10.01(c), no consent of the Lenders shall be required in connection with the succession of the Agent as a result of any of the foregoing transactions."

               (k) A new Section 9.19 shall be added to the Indenture as follows:

               "SECTION 9.19. Amendments; Waivers. Neither the Eligible Lender Trustee nor the Indenture Trustee shall extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan, except pursuant to Section 7.03(a), or, without the prior written consent of the Agent, extend, terminate, waive, amend or otherwise modify the terms of any other Transaction Document."

               (l) Section 1O.O1(a) of the Indenture shall be amended and restated in its entirety as follows:

               "(a) This Agreement and each Lender's rights and obligations herein (including ownership of the Note) shall be assignable, in whole or in part, by such Lender and its successors and assigns with the prior written consent of the Agent and the Issuer; provided, however, that the consent of the Issuer shall not be unreasonably withheld and the consent of the Issuer shall not be required if an Event of Termination shall have occurred and be continuing; and provided, further, that no consent of the Issuer shall be required if the assignment is made (a) by any Committed Lender to CNAI, to any other Committed Lender, to any Affiliate of CNAI or any Committed Lender (other than a director or officer of CNAI or such Committed Lender), to any Program Support Provider or any Person which (i) is in the business of issuing promissory notes and (ii) is associated with or administered by CNAI or any Affiliate of CNAI or (b) by any Conduit Lender to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes and (ii) is associated with or administered by CNAI or any Affiliate of CNAI. Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to Issuer or the Collateral furnished to such assignor by or on behalf of the Lenders, Issuer or the Agent."

               (m) Section 1O.O1(g) of the Indenture shall be amended to delete the word "Conduit" each place it appears therein.

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               (n) Section 12.04 of the Indenture is hereby amended to add the following sentence at the end thereof:

               "The Master Servicer shall not extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan, except pursuant to Section 7.03(a), or, without the prior written consent of the Agent, extend, terminate, waive, amend or otherwise modify the terms of any other Transaction Document."

               (o) Section 12.10 of the Indenture shall be amended and restated in its entirety as follows:

               "The Master Servicer shall maintain such policy or policies of insurance covering errors and omissions and a fidelity bond in respect of its officers, employees and agents with a policy limit of not less than $2,000,000 and a deductible of not more than $25,000 and a general liability policy covering the Master Servicer and its subsidiaries with a policy limit of not less than $2,000,000 and a deductible of not more than $5,000. The Master Servicer shall cause each Sub-Servicer to maintain in full force and effect, such policy or policies of insurance covering errors and omissions and a fidelity bond in respect of its officers, employees and agents in accordance with the applicable Sub-Servicing Agreement and as approved by the Agent."

               (p) Section 12.16 of the Indenture is hereby amended and restated in its entirety as follows:

               "For servicing the Pledged Student Loans, the Master Servicer shall be paid an amount equal to (i) the Servicer's Fees less (ii) the amount of fees paid directly to the Sub-Servicers pursuant to clause second of Section 3.03(b) for each calendar month payable on each Settlement Date pursuant to clause second of Section 3.03(b)."

               (q) A new defined term, "Career School/Non Degree Granting Institution Loan", is hereby added to Appendix A of the Indenture in appropriate alphabetical order as follows: and all references in the Indenture to "Proprietary Loan" are hereby amended to be references to "Career School/Non Degree Granting Institution Loan".

               ""Career School/Non Degree Granting Institution Loan" means except as otherwise approved as such in writing by the Agent, the Conduit Lenders and the Majority Committed Lenders, a FFELP Loan, the borrower of which is attending an accredited institution, which is a career or technical school or is not a degree granting institution; provided, however, that Student Loans to students attending DeVry Institute and The University of Phoenix shall not constitute Career School/Non Degree Granting Institution Loans."

               (r) The definition of "Commitment" contained in Appendix A to the Indenture is hereby amended and restated in its entirety as follows:

               "'Commitment' means the obligation of a Committed Lender to make Advances pursuant to the Agreement in an amount not to exceed, in aggregate, the amount set forth opposite such Committed Lender's name on Schedule I to Amendment No. 8, dated as of

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          October 15, 2003, to the Agreement, as such amount may be modified from time to time in accordance with the terms of the Agreement."

               (s) Clause (1) of the definition of "Eligible Student Loan" contained in Appendix A to the Indenture is hereby amended and restated in its entirety as follows:

               "(l) that complied at the time it was originated or made, and on the date that such Student Loan becomes a Pledged Student Loan complies, and Issuer, the applicable Originators and their agents, with respect to such Student Loan, have at all times complied, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including without limitation, as applicable, (i) the Higher Education Act, the Public Health Service Act and the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B and other applicable consumer credit laws, consumer protection laws, truth in lending laws, maximum interest rate laws and equal credit opportunity laws, (ii) with respect to any FFELP Loan, all applicable FFELP Guarantee Agreements and (iii) with respect to any Private Loan complies with all applicable Private Loan Guarantee Agreements and all regulations;"

               (t) The following new clause (v) is hereby added to the definition of "Eligible Student Loan" contained in Appendix A to the Indenture and the word "and" is hereby moved from the end of clause (t) of the definition of "Eligible Student Loan" to the end of clause (u) thereof:

               (v) with respect to which the Student Loan Note, if in electronic form or including an electronic signature, complies with all regulations, standards and other requirements provided by the applicable Guarantor or the Department relating to the validity and enforceability of such Student Loan Note, including without limitation the U.S. Department of Education Standards for Electronic Signatures in Electronic Student Loan Transactions, as revised or supplemented from time to time, and the electronic record of such Student Loan Note, or if applicable, such electronic signature, is maintained in a location and using a method consented to in writing by the Agent, the Conduit Lenders and the Majority Committed Lenders and is subject to such bailment or custody arrangements as are required by the Agent, the Conduit Lenders and the Majority Committed Lenders.

               (u) The definition of "Excess Spread" contained in Annex A to the Indenture is hereby amended and restated in its entirety as follows:

               ""Excess Spread" means, the annualized percentage, calculated on the last day of each month, in accordance with the formula below:

                                (A-B-C) - (D+E)
                                -------   -----
                                   F        G

          where:

          A = the Expected Interest Collections for such month with respect to the Pledged Student Loans
          B = all fees payable to the Master Servicer or any Sub-Servicer for such month with

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               respect to the Pledged Student Loans
          C =  all Monthly Rebate Fees for such month
          D = all interest payable to the Lenders in respect of the Advances for such month pursuant to Section 2.02
          E =  all other Fees payable hereunder for such month
          F = the weighted average Principal Balance of all Pledged Student Loans during such month
          G = the weighted average amount of Advances outstanding during such month"

               (v) The definition of "Facility Termination Date" is hereby amended and restated in its entirety as follows:

               ""Facility Termination Date" means the earliest to occur of (a) with respect to the Committed Lenders' Commitments hereunder, October 12, 2004 unless such date is extended pursuant to Section 1.07, (b) with respect to the Conduit Lenders, the earlier of (i) the Maturity Date unless such date is extended with the consent of the parties hereto and (ii) the termination of the commitment of any Program Support Provider to the related Conduit Lender with respect to this Agreement (unless such Program Support Provider is replaced in accordance with the terms and conditions of the related Program Support Agreement or, assuming that such Program Support Provider is also a Committed Lender, the Program Limit is reduced in accordance with Section 1.07(b)), (c) the Premium Letter of Credit Expiration Date and (d) the date determined pursuant to Section 8.02."

               (w) The definition of "Premium Letter of Credit" in Appendix A to the Indenture is hereby amended and restated as follows:

               ""Premium Letter of Credit" means the amended and restated letter of credit issued by the Letter of Credit Provider pursuant to Section 1.06, and any replacement letter of credit issued in substitution for such letter of credit."

               (x) A new defined term, "Premium Letter of Credit Expiration Date", is hereby added to Appendix A of the Indenture in appropriate alphabetical order as follows:

               ""Premium Letter of Credit Expiration Date" means October 12, 2004 as such date may be extended from time to time in a writing signed by the Letter of Credit Provider."

               (y) The definition of "Program Limit" contained in Appendix A to the Indenture is hereby amended and restated in its entirety to read as follows:

               "'Program Limit' means (i) for the period from (and including) October 15, 2003 to (but excluding) the earlier of (A) November 21, 2003 or (B) such date requested by the Issuer and agreed to in writing by the Agent, an amount equal to $1,200,000,000 and (ii) otherwise, $500,000,000."

               (z) The definition of "Proprietary Loan" contained in Annex A to the

     Indenture is hereby deleted in its entirety.

               SECTION 2. Effective Date. This Amendment shall become effective, as of the date first above written (the "Amendment Effective Date"), upon receipt by the Agent of (i) six (6) copies of this Amendment duly executed by each of the Issuer, the Master Servicer, the Lenders, the Agent, the Indenture Trustee and the Eligible Lender Trustee, (ii) an amendment fee in an amount equal to $50,000 in immediately available funds (which shall be fully earned and non-refundable as of the date paid), and (iii) each of the items listed on Exhibit A attached hereto. Notwithstanding the foregoing, the parties hereto agree that the Issuer shall not be required to obtain the consent described in subsection (v) of the definition of "Eligible Student Loan" until the date which is thirty (30) days after the date hereof.

               SECTION 3. Covenants, Representations and Warranties of the Issuer and the Master Servicer.

               3.1 Upon the effectiveness of this Amendment, the Issuer and the Master Servicer each hereby reaffirms all covenants, representations and warranties made by it in the Indenture and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the Amendment Effective Date.

               3.2 As of the Amendment Effective Date, each of the Issuer and the Master Servicer represents and warrants to the Lenders and the Agent that:

               (a) the representations and warranties made by it in the Indenture are true and correct with the same effect as if made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date);

               (b) after giving effect to the amendments and waivers contained herein, no Unmatured Event of Termination or Event of Termination exists or will result from the execution of this Amendment;

               (c) no event or circumstance has occurred since October 18, 2002 that has resulted, or could reasonably be expected to result in a Material Adverse Change;

               (d) each of the Indenture and this Amendment has been duly authorized by proper corporate proceedings of the Issuer and the Master Servicer and constitutes the legal, valid and binding obligation of the Issuer and the Master Servicer enforceable against the Issuer and the Master Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies; and

               (e) this Amendment does not affect the enforceability of the Indenture against the Issuer or the Master Servicer, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies.

               SECTION 4. Effect on the Indenture.

               4.1 On and after the Amendment Effective Date, each reference in the Indenture to "this Indenture", "this Agreement", "hereunder", "hereof", "herein" or words of like import, and all references to the Indenture in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean and be a reference to the Indenture as amended hereby. The Indenture and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

               4.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Indenture or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

               4.3 Each party hereto agrees and acknowledges that this Amendment constitutes a "Transaction Document" under and as defined in the Indenture.

               SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

               SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Amendment by facsimile will also deliver an original executed counterpart, but the failure of any party to so deliver an original executed counterpart of this Amendment will not affect the validity or effectiveness of this Amendment.

               SECTION 7. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each of the Issuer, the Master Servicer, the Lenders, the Agent, the Indenture Trustee, the Eligible Lender Trustee and their respective successors and assigns.

               SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               SECTION 9. Agent's Expenses. The Issuer agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

               SECTION 10. Integration. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

               SECTION 11. No Course of Dealing. The Agent and the Lenders have entered into this Amendment on the express understanding with the Issuer and the Master Servicer that in entering into this Amendment the Agent and the Lenders are not establishing any course of dealing with the Issuer or the Master Servicer. The Agent's and the Lenders' rights to require strict performance with all of the terms and conditions of the Indenture and the other Transaction Documents shall not in any way be impaired by the execution of this Amendment. None of the Agent and the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Lenders may require the payment of fees in connection therewith.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

                            EDUCATION FUNDING RESOURCES, LLC,
                            as Issuer


                            By: /s/ Perry D. Moore
                                ------------------------------------------------
                            Name: Perry D. Moore
                            Title: SVP-Finance


                            EDUCATION LENDING SERVICES, INC.,
                            as Master Servicer


                            By: /s/ Perry D. Moore
                                ------------------------------------------------
                            Name: Perry D. Moore
                            Title: SVP-Finance

                            CITIBANK, N.A.,
                            as Committed Lender with respect to CRC Funding, LLC


                            By: /s/ Roger W. Saylor
                                ------------------------------------------------
                            Name: Roger W. Saylor
                            Title: Director and Vice President


                            CITIBANK, N.A.,
                            as Committed Lender with respect to CAFCO, LLC


                            By: /s/ Roger W. Saylor
                                ------------------------------------------------
                            Name: Roger W. Saylor
                            Title: Director and Vice President


                            BANK HAPOALIM B.M.
                            as Committed Lender with respect to CRC Funding, LLC


                            By: /s/ James P. Surless
                                ------------------------------------------------
                            Name: James P. Surless
                            Title: Vice President


                            By: /s/ Laura Anne Raffa
                                ------------------------------------------------
                            Name: Laura Anne Raffa
                            Title: Senior Vice President and
                                   Corporate Manager

                            CRC FUNDING, LLC (as successor to CORPORATE
                            RECEIVABLES CORPORATION),
                            as Conduit Lender


                            By: CITICORP NORTH AMERICA, INC.,
                                its attorney-in-fact


                            By: /s/ Roger W. Saylor
                                ------------------------------------------------
                            Name: Roger W. Saylor
                            Title: Director and Vice President


                            CAFCO, LLC (as successor to CORPORATE ASSET
                            FUNDING COMPANY, INC.),
                            as Conduit Lender


                            By: CITICORP NORTH AMERICA, INC.,
                                its attorney-in-fact


                            By: /s/ Roger W. Saylor
                                ------------------------------------------------
                            Name: Roger W. Saylor
                            Title: Director and Vice President

                            CITICORP NORTH AMERICA, INC.,
                            as Agent


                            By: /s/ Roger W. Saylor
                                ------------------------------------------------
                            Name: Roger W. Saylor
                            Title: Director and Vice President


                            FIFTH THIRD BANK,
                            as Indenture Trustee and as Eligible Lender Trustee


                            By: /s/ Angela M. Weidell - LaBathe
                                ------------------------------------------------
                            Name: Angela M. Weidell - LaBathe
                            Title:

Acknowledged and Agreed to
as of the date first written above:

CITIBANK, N.A.,
as Letter of Credit Provider


By: /s/ Roger W. Saylor
    ------------------------------------
Name: Roger W. Saylor
Title: Director and Vice President